Funko, Inc.

ATTESTATION FOR USE OF ELECTRONIC SIGNATURES ON FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

Pursuant to Rule 302(b)(2) of Regulation S-T, by signing below, I hereby attest that, when electronically signing a signature page or other document authenticating, acknowledging, or otherwise adopting my signature that appears in typed form within an electronic filing for purposes of Rule 302(b)(1) of Regulation S-T, I agree that the use of such electronic signature constitutes the legal equivalent of my manual signature for purposes of authenticating the signature to any filing for which it is provided.

This attestation will be retained for as long as I may use an electronic signature to sign an authentication document pursuant to Rule 302(b)(1) of Regulation S-T and for a period of seven years after the date of the most recent electronically signed authentication document.

A copy of this attestation may be furnished upon request to the U.S. Securities and Exchange Commission or its Staff.

IN WITNESS WHEREOF, I have hereunto manually signed my name as of May 8, 2024.

By: Cynthia W. Williams

Name: Cynthia W. Williams

Title: Chief Executive Officer

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Tracy D. Daw, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Funko, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of May, 2024

Cynthia W. Williams

Cynthia W. Williams